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                                                                EXHIBIT 99.1

            FORM OF ST. MARY LAND & EXPLORATION COMPANY PROXY CARD

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PROXY                ST. MARY LAND & EXPLORATION COMPANY                   PROXY

                       1776 Lincoln Street, Suite 1100
                            Denver, Colorado 80203

             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
      FOR THE SPECIAL MEETING OF STOCKHOLDERS ON SEPTEMBER 30, 1999


         The undersigned hereby appoints Mark A. Hellerstein and Richard C. Norris, or either of them, with power of substitution, as proxies for the undersigned to vote all shares of St. Mary Land & Exploration Company common stock which the undersigned is entitled to vote at the special meeting of stockholders to be held on September 30, 1999, and at any reconvened meeting after any adjournment thereof, as directed on the matter referred to below and described in the accompanying proxy statement for the meeting, and at their discretion on any other matters that may properly be presented at the meeting.

    - To approve the issuance of a total of 2,666,252 shares of St. Mary common stock under the merger agreement whereby St. Mary will acquire King Ranch Energy, Inc.

              FOR       AGAINST      ABSTAIN
              [ ]         [ ]          [ ]


       The St. Mary board of directors recommends a vote "FOR"approval of the issuance of a total of 2,666,252 shares of St. Mary common stock under the merger agreement.

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         This proxy when properly executed will be voted in the manner directed by the undersigned stockholder.

         IF THIS PROXY IS PROPERLY EXECUTED BUT NO VOTING DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" APPROVAL OF THE ISSUANCE OF A TOTAL OF 2,666,252 SHARES OF ST. MARY COMMON STOCK UNDER THE MERGER AGREEMENT.

         This proxy also confers discretionary authority to the proxies to vote on any other matters that may properly be presented at the meeting. As of the date of the accompanying proxy statement, St. Mary management did not know of any other matters to be presented at the meeting. If any other matters are properly presented at the meeting, this proxy will be voted in accordance with the recommendations of St. Mary management.

         Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership or limited liability company, please sign in such name by an authorized person.

         Please complete, date and sign this proxy card and return it promptly in the accompanying envelope.


                                       Dated: _____________________, 1999


                                       Signature:
                                                 -------------------------

                                       Signature:
                                                 -------------------------
                                                     (If held jointly)